Exhibit 10.2

                              EMPLOYMENT AGREEMENT


            Employment Agreement, dated as of October 1, 2003 (this "Agreement"), by and between Mr. Michael Jay Solomon, a resident of the State of California (the "Executive"), and Pyramid Music Corp., a Florida corporation (the "Company").

                                R E C I T A L S :

            The Company engages in (i) a niche music business, focused on a target audience of adults between the ages of 35 and 65 years of age, to produce and distribute music on CD's, DVD's, tape, MP3 or other digital or non-digital format, or through any other means to distribute music currently available or that may be developed in the future, and (ii) the development of a digital cable network for the distribution of such music, and other activities in connection with the foregoing (the "Business").

            The Company desires to employ the Executive as its Chief Executive Officer, and the Executive desires to be employed by the Company in such position, upon the terms and provisions, and subject to the conditions, set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Employment; Term. The Company shall employ the Executive, and the Executive shall accept employment by the Company, upon the terms and provisions, and subject to the conditions, of this Agreement. The term of the Executive's employment hereunder shall commence on and as of the date of the closing of a debt or equity financing, or any combination of debt or equity financing (the "Financing") with gross proceeds to the Company of approximately six million dollars ($6,000,000), on terms and conditions reasonably satisfactory to the Executive (the "Employment Date"). The term of the Executive's employment hereunder shall commence on the Employment Date and terminate on the fifth (5th) anniversary of the Employment Date (as the same may be extended in accordance with this Section 1 or terminated earlier as provided in this Agreement, the "Employment Term")). This Agreement shall automatically renew for successive two
(2) year periods following the initial five (5) year Employment Term and any extensions thereof, if applicable, unless either party provides written notice to the other party not less than ninety (90) days prior to the end of the then-existing Employment Term, that such party does not desire the Employment Term to automatically renew, in which event this Agreement shall terminate as of the last day of the then-existing Employment Term. Notwithstanding anything to the contrary contained in this Agreement, if the Financing does not occur on or before December 1, 2003, the Executive, in his sole discretion, may, upon written notice to the Company, terminate this Agreement in its entirety and, upon such termination by the Executive, this Agreement shall be null and void ab initio and of no force and effect.

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            2.    Position and Duties.

                  (a) The Company shall employ the Executive, and the Executive shall serve, as the Chief Executive Officer of the Company and its subsidiaries. The Executive shall be responsible for overseeing and managing the Business, including complete authority for the management of the day-to-day business, operations and strategy of the Company and its subsidiaries, subject to the ultimate authority of the Board of Directors of the Company. The Executive shall have such additional responsibilities or duties with respect to the Company and its subsidiaries, and their respective operations, as may be determined and assigned to the Executive by the Board of Directors of the Company, which responsibilities and duties shall generally be of a nature which may be assigned to the most senior executive of the Company. The Executive shall report directly to the Board of Directors of the Company.

                  (b) During the Employment Term, the Company and its Board of Directors shall cause the Executive to be nominated to be elected as a director to the Company's Board of Directors and the Executive shall serve at all times during the Employment Term as the Chairman of the Board of Directors.

                  (c) The Company acknowledges that the Executive has substantial and significant other business commitments, spends a substantial and significant portion of his business hours on other business activities, and serves as an officer and director of other entities and business enterprises that require the Executive to devote substantially all of his business time to such activities and enterprises. Accordingly, the Executive shall not be required to devote any particular specific amount of time or energy to the business of the Company. Subject to the foregoing, the Executive shall perform his duties and obligations hereunder, including but not limited to assisting the Company in achieving its goals and business plans as determined by the Board of Directors from time to time, diligently, faithfully and competently, and with the Executive's application of his abilities, skills, and judgment and in accordance with ethical and professional standards. The Executive's principal responsibility shall be setting strategy for the Company.

                  (d) Nothing in this Agreement shall prohibit the Executive from serving as an officer or director of any entity or business enterprise, or otherwise participating in educational, ____ welfare, social, religious and civic organizations; provided, however, that during the Employment Term, the Executive shall not serve as a director or officer of any entity or business enterprise which engages in a business that competes directly with the Business.

                  (e) Nothing in this Agreement shall prohibit the Executive from making any investments in the securities of any entity or business enterprise; provided, however, that during the Employment Term, the Executive shall not make any investments (other than "passive investments" as defined below) in the securities of any entity or business enterprise which engages in a business that competes directly with the Business. An investment shall be considered a "passive investment" to the extent that such securities (i) are actively traded on a United States national securities exchange, on the NASDAQ National Market System or Small Cap Market System, on the OTC Bulletin Board, or on any foreign securities exchange, and (ii) represent, at the time such investment is made, less than five percent (5%) of the aggregate voting power of such entity or business enterprise.

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                  (f) The  Executive  shall  perform his duties from his current offices located in Los Angeles, California. The Executive shall permit the Company to utilize his Los Angeles, California offices, on terms and conditions acceptable to the Executive, in his discretion.

                  (g) The Executive shall assist the Company in obtaining the Financing by introducing the Company to potential financing sources. The other senior executives of the Company will also be actively involved in obtaining the Financing, including, but not limited to, preparing offering materials and private placement memoranda, and performing "roadshow" presentations as may be appropriate to accomplish the Financing.

            3. Base Salary; Signing Bonus; Common Stock Bonus; Sale Bonus; Performance Bonus.

                  (a) During the Employment Term, the Company shall pay to the Executive an annual salary of four hundred thousand dollars and no cents (US $400,000), as adjusted in accordance with Section 3(b) below (as adjusted, the "Base Salary"). The Board of Directors, in its discretion, may increase (but not decrease) the Base Salary from time to time. The Base Salary shall be payable in equal quarterly installments during any year of the Employment Term; provided, however, that such quarterly payments shall be made not later than fifteen (15) days following the commencement of each quarterly period, and shall be subject to withholding for applicable taxes and any other amounts generally withheld from compensation paid to salaried senior executives of the Company. If the Company's financial condition improves, as reasonably determined by its Board of Directors, the Base Salary shall be paid to the Executive on a bi-weekly basis.

                  (b) The Base Salary shall increase annually by an amount equal to the greater of (i) seven and one-half percent (7.5%) for each year of the Employment Term, and (ii) the annual percentage increase in the consumer price index (the "CPI") for Los Angeles, California as published by the Federal Bureau of Labor Statistics (the "Bureau"), or any successor entity to the Bureau, in each case multiplied by the then current Base Salary pursuant to Section 3(a); provided, however, that if the Bureau no longer publishes the CPI, a comparable index reasonably acceptable to the Company and the Executive shall be substituted therefore.

                  (c) Simultaneously upon the Employment Date, the Company shall pay to the Executive a signing bonus in the amount of one hundred thousand dollars and no cents (US $100,000).

                  (d) Simultaneously upon the Employment Date, the Company shall issue to the Executive such number of shares of its common stock, par value $1.00 per share ("Common Stock"), equal to five percent (5%) of the Company's then outstanding shares of Common Stock, after giving effect to the Financing, on a fully diluted and as converted basis.

                  (e) If, during the Employment Term or for a period of eighteen
(18) months following the Employment Term, the Company (i) consummates a merger, consolidation, sale of all or substantially all of its assets, or enters into a business combination whereby, following such transaction, the Company is not the

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surviving corporation,  (ii) enters into a transaction or series of transactions with a person, group or entity resulting in the acquisition of fifty percent (50%) or more of the then outstanding shares of Common Stock (or any other securities with voting rights attached thereto), (iii) effects a change in the majority of the Board of Directors of the Company, or (iv) enters into any recapitalization or similar transaction resulting in a change in fifty percent (50%) or more of the Common Stock (or any other securities with voting rights attached thereto), then simultaneously with the consummation of any event set forth in this Section 3(e)(i),(ii), (iii), or (iv) (each, a "Triggering Event"), the Company shall pay to the Executive a bonus in cash in an amount equal to the greater of (i) three million dollars ($3,000,000), and (ii) five percent (5%) of the total Consideration (as defined below) paid, received or contributed by or to the Company in connection with such Triggering Event (the "Sale Bonus"), which Sale Bonus shall be up to a maximum amount of ten million dollars ($10,000,000) (the "Sale Bonus Cap"); provided, however, that in the event the Executive introduces the party or parties entering into the Triggering Event with the Company, the Sale Bonus Cap shall not be applicable. If any Sale Bonus paid to the Executive hereunder is determined to be an "Excess Parachute Payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay the Executive a sum equal to fifty percent (50%) of an additional amount such that (x) the excess of all Excess Parachute Payments (including any payments under this Section 3(e)) over the sum of excise tax thereon under Section 4999 of the Code and income tax thereon under subtitle A of the Code and under applicable state law is equal to (y) the excess of all Excess Parachute Payments (excluding payments under this sentence) over income tax thereon under Subtitle A of the Code and under applicable state law. The above determination shall be made without regard to interest and penalties for failure to pay or underpayment of taxes. For purposes of this Section 3(e), "Consideration" shall mean (i) any cash and the "fair market value" (as determined by an independent investment bank of national reputation or as otherwise agreed to in writing by the Company and the Executive) of any securities or other property, paid or payable at the time of the consummation of the relevant Triggering Event or committed to be paid in the future, (ii) the aggregate dollar amount of all indebtedness of the Company (including guarantees of indebtedness of the Company or a third party) assumed, recapitalized or restructured at the time of, or in connection with, the consummation of the relevant Triggering Event, and (iii) any other contingent amounts.

                  (f) Following the end of each fiscal year of the Company during the Employment Term, the Executive shall be eligible to receive a fiscal year end bonus, payable in cash (the "Performance Bonus"). The Company shall pay to the Executive the Performance Bonus if the Company attains the financial performance targets for such fiscal year as determined prior to the beginning of such fiscal year in good faith by the Board of Directors of the Company, in its sole discretion. The Performance Bonus, if earned, shall be paid by the Company to the Executive within thirty (30) days following the declaration by the Board of Directors of the Company of the Performance Bonus to the Executive for the prior fiscal year.

            4.    Expense Allowance; Business Expenses.

                  (a) The Company shall pay to the Executive, as a non-accountable expense allowance, the amount of four thousand dollars and no cents ($4,000.00) for each month of the Employment Term for the allocation of certain business expenses to the Company, including the rental of a portion of

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the office space of the Executive's Los Angeles, California office, a portion of amounts payable to the Executive's executive assistant and a portion of the expenses for telephone, facsimile, photocopies and other general office expenses (the "Expense Allowance"). The Expense Allowance shall be paid by the Company to the Executive on the first day of each calendar month commencing on the Employment Date.

                  (b) In addition to the Expense Allowance, the Company shall reimburse the Executive for all necessary and reasonable expenses actually incurred or paid by the Executive during the Employment Term in connection with the performance of the Executive's duties and obligations to the Company in accordance with this Agreement, in accordance with the Company's policies from time to time in effect. Notwithstanding any Company policy to the contrary, in connection with the Executive's business travel on behalf of the Company, the Executive shall be entitled to first class hotel accommodations and first class air travel for any flight that is greater than two (2) hours in duration.

            5.    Benefits; Indemnification and D&O Insurance.

                  (a) During the Employment Term, the Executive may (subject to applicable eligibility requirements) participate in such insurance and health and medical benefits as are generally made available to the senior executives of the Company pursuant to such plans as are from time to time maintained by the Company; provided, however, that the Company shall implement and maintain a health and medical plan as soon after the Employment Date as is reasonably practical and maintain such throughout the Employment Term. The Executive acknowledges that his participation in any benefit plan may require the Executive's co-payment of a periodic premium as a deduction from his salary.

                  (b) During each full year of the Employment Term, the Executive shall be entitled to four (4) weeks of vacation. The Executive shall take vacation at such time or times as the Executive desires based upon the then current business needs and activities of the Company.

                  (c) During the Employment Term, the Executive shall be entitled to receive such other benefits as may be provided to other senior executives of the Company, including participation in the Company's 401(k) plan and stock option plan.

                  (d) During the Employment Term, the Company shall indemnify the Executive and hold the Executive fully harmless from and against all claims, actions, suits, proceedings, liabilities, damages, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) which may be incurred by the Executive in connection with the performance of his duties hereunder, to the fullest extent permitted by applicable law and to the extent no less than provided to any other senior executive officer of the Company. In addition, on the Employment Date, the Company and the Executive shall enter into an indemnification agreement containing terms and provisions reasonably satisfactory to the Executive. During the Employment Term and for a period of three (3) years thereafter, the Company shall maintain in full force and effect (and pay all premiums which may be due in respect thereof) directors and officers liability insurance coverage which shall provide not less than three million dollars ($3,000,000) of coverage per occurrence and in the aggregate.

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            6.    Covenant Not to Solicit.

                  (a) The Executive shall not, during the Employment Term and the twenty four (24) month period following the Employment Term (the "Restriction Period"), unless the employment of the Executive is terminated by the Company Without Cause (as hereinafter defined) or by the Executive for Good Reason (as such term is hereinafter defined), in either such instance the Restriction Period shall only continue for so long as the Company fully satisfies its obligations to the Executive under Section 11(e) or 11(f) hereof, as applicable, directly or indirectly, solicit, entice, persuade, induce or cause any employee, officer, manager, director, consultant, agent or independent contractor of the Company to terminate his, her or its employment, consultancy or other engagement by the Company to become employed by or engaged by any individual, entity, corporation, ____ partnership, association, or other organization (collectively, "Person") other than the Company, or approach any such employee, officer, manager, director, consultant, agent or independent contractor for any of the foregoing purposes, or authorize or assist in the taking of any of such actions by any Person; provided, however, that, notwithstanding anything to the contrary contained in the foregoing, the Executive shall be entitled to employ or otherwise utilize the services of his personal assistant in connection with any other business activity or enterprise in which the Executive engages or otherwise participates.

                  (b) The Executive shall not, during the Restriction Period, directly or indirectly, solicit, entice, persuade, induce or cause:

                        (i) any Person who is a customer  of the  Company at any
            time during the Restriction Period; or

                        (ii) any  lessee,  vendor or  supplier  to, or any other
            Person who had or has a business relationship with, the Company at any time during the Restriction Period;

(the Persons referred to in items (i) and (ii) above, collectively, the "Prohibited Persons") to enter into a business relationship with any other Person for the same or similar services, activities or goods that any such Prohibited Person purchased from, was engaged in with or provided to, the Company or to reduce or terminate such Prohibited Person's business relationship with the Company; and the Executive shall not, directly or indirectly, approach any such Prohibited Person for any such purpose, or authorize or assist in the taking of any of such actions by any Person.

                  (c) For purposes of this Section 6, the terms "employee", "consultant", "agent", and "independent contractor" shall include any Persons with such status at any time during the six (6) months preceding any solicitation in question.

            7. Non-Competition. Except as otherwise provided in this Agreement, during the Employment Term and during the Restriction Period, unless the employment of the Executive is terminated by the Company Without Cause, or by the Executive for Good Reason, in either instance the Restriction period shall only continue for so long as the Company fully exercises its obligations under

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Section 11(e) or 11(f) hereof, as applicable,  the Executive shall not, anywhere within the United States of America, directly or indirectly, alone or in association with any other Person, directly or indirectly, (i) acquire, or own in any manner, any interest in any Person that engages in the Business or that engages in any business, activity or enterprise that competes with any aspect of the Business, or (ii) be interested in (whether as an owner, director, officer, partner, member, lender, shareholder, vendor, consultant, employee, advisor, agent, independent contractor or otherwise), or otherwise participate in the management or operation of, any Person that engages in any business, activity or enterprise that competes with any aspect of the Business.

            8.    Protection of Confidential Information.

                  (a) The Executive acknowledges that prior to the date hereof the Executive has had access to, and during the course of the Executive's employment hereunder will have access to, significant Confidential Information (as hereinafter defined). During the Restriction Period, (i) the Executive shall maintain all Confidential Information in strict confidence and shall not disclose any Confidential Information to any other Person, except as necessary in connection with the performance of the Executive's duties and obligations under this Agreement, and (ii) the Executive shall not use any Confidential Information for any purpose whatsoever except in connection with the performance of the Executive's duties and obligations under this Agreement.

                  (b) "Confidential Information" shall mean any and all information pertaining to the Company and the Business, whether such information is in written form or communicated orally, visually or otherwise, that is proprietary, non-public or relates to any trade secret, including, but not limited to, customer data, files, business secrets and business techniques. Notwithstanding the foregoing, "Confidential Information" shall not include information that (i) is or becomes generally available to, or known by, the public through no fault of the Executive, or (ii) is independently acquired or developed by the Executive without violating any of his obligations under this Agreement.

            9.    Certain Additional Agreements.

                  (a) The Executive agrees that it is a legitimate interest of the Company and reasonable and necessary for the protection of the goodwill and business of the Company, which are valuable to the Company, that the Executive make the covenants contained in Section 6, Section 7 and Section 8 of this Agreement.

                  (b) The parties acknowledge that (i) the type and periods of restriction imposed in the provisions of Section 6, Section 7 and Section 8 of this Agreement are fair and reasonable and are reasonably required to protect and maintain the proprietary and other legitimate business interests of the Company, as well as the goodwill associated with the Business conducted by the Company, (ii) the Business conducted by the Company [extends throughout the United States], and (iii) the time, scope, geographic area and other provisions of Section 6, Section 7 and Section 8 of this Agreement have been specifically negotiated by sophisticated commercial parties represented by experienced legal counsel.

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                  (c)  In  the  event  that  any  covenant   contained  in  this
Agreement,  including,  without limitation, any covenant contained in Section 6,
Section 7, or Section 8 of this Agreement shall be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, (i) such covenant shall be interpreted to extend over the maximum period of time for which it may be legal, valid and enforceable, as applicable, and/or over the maximum geographical area as to which it may be legal, valid and enforceable, as applicable, and/or to the maximum extent in all other respects as to which it may be legal, valid and enforceable, as applicable, all as determined by such court making such determination, and (ii) in its reduced form, such covenant shall then be legal, valid and enforceable, as applicable, but such reduced form of covenant shall only apply with respect to the operation of such covenant in the particular jurisdiction in or for which such adjudication is made. It is the intention of the parties that such covenants shall be enforceable to the maximum extent permitted by applicable law.

            10. Specific Performance. The Executive acknowledges that any breach or threatened breach of the covenants contained in Section 6, Section 7, Section 8 and Section 9 of this Agreement will cause the Company material and irreparable damage, the exact amount of which will be difficult to ascertain and that the remedies at law for any such breach or threatened breach will be inadequate. Accordingly, the Executive agrees that the Company shall, in addition to all other available rights and remedies (including, but not limited to, seeking such damages as either of them can show it has sustained by reason of such breach), be entitled to specific performance and injunctive relief in respect of any breach or threatened breach of any of Section 6, Section 7,
Section 8 and Section 9 of this Agreement, without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law or irreparable harm.

            11.   Termination.

                  (a) In the event of the death of the Executive during the Employment Term, the Executive's employment hereunder shall automatically terminate as of the date of death; provided, however, that the Executive's estate or legal representative, as the case may be, shall be entitled to receive, and the Company shall pay the Executive's estate or legal representative, as the case may be, (i) the Base Salary owing to the Executive hereunder through the date of death; (ii) the Sale Bonus; (iii) the Performance Bonus; and (iv) any business expenses which were properly reimbursable to the Executive pursuant to Section 4 hereof, through the date of termination. The Executive shall be entitled to no further payment upon such termination.

                  (b) In the event of the Executive's Incapacity (as hereinafter defined), the Company may, in its sole discretion, upon written notice to the Executive, terminate the Executive's employment hereunder upon written notice to the Executive; provided, however, that the Executive or the Executive's legal representative, as the case may be, shall be entitled to receive, and the Company shall pay the Executive or the Executive's legal representative, as the case may be, (i) the Base Salary owing to the Executive hereunder through the date the Executive receives written notice from the Company of his termination due to Incapacity; (ii) the Sale Bonus; (iii) the Performance Bonus; and (iv) any business expenses which were properly reimbursable to the Executive pursuant

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to Section 4 hereof  through the date of  termination.  The  Executive  shall be entitled to no further payment upon such termination. For purposes of this Agreement, "Incapacity" shall mean the Executive's inability to perform his duties and obligations hereunder on account of illness or other impairment for six (6) consecutive months or such longer period as proscribed by applicable law.

                  (c)  The  Company  shall  have  the  right  to  terminate  the
Executive's employment under this Agreement at any time for Cause (as hereinafter defined) upon written notice to the Executive. In the event the Executive's employment hereunder is terminated by the Company for Cause, or the Executive voluntarily terminates his employment with the Company prior to the end of the Employment Term upon ninety (90) days prior written notice from the Executive to the Company, the Executive shall be entitled to receive, and the Company shall pay the Executive, (i) the Base Salary owing to the Executive hereunder through the date of termination; and (ii) any business expenses which were properly reimbursable to the Executive pursuant to Section 4 hereof through the date of termination. The Executive shall be entitled to no further payment upon such termination. The Executive acknowledges and agrees that each of the factors which comprise the definition of "Cause" constitutes, on an individual basis, adequate and sufficient grounds for termination of the Executive's employment with the Company. If the Executive voluntarily terminates his employment hereunder, it shall not be deemed a breach of this Agreement by the Executive or a violation of the Executive's duties or obligations hereunder.

                  (d) For purposes of this Agreement, "Cause" shall mean:

                        (i) any material breach of any covenant of the Executive
            contained in this Agreement, and the Executive's failure to cure such breach within thirty (30) days of the Executive's receipt of written notice with respect thereto;

                        (ii) any  conviction  of the  Executive of or no contest
            plea by the Executive to a felony; or

                        (iii) any illegal drug or illegal substance abuse, illegal drug or illegal substance addiction, or chronic addition to alcohol on the part of the Executive that renders the Executive unable to perform his duties as set forth in this Agreement, other than any drug use or use of medication prescribed by a doctor.

                  (e) The Company shall have the right to terminate the Executive's employment hereunder without Cause at any time upon thirty (30) days prior written notice to the Executive. If the Company terminates the Executive's employment hereunder without Cause, the Executive shall be entitled to receive, and the Company shall pay the Executive, in accordance with the Company's regular payroll policy, (i) Base Salary owing to the Executive for the two (2) year period from the date of termination (the period for which Base Salary shall be owed to the Executive under this Section 11(e)(i) shall be referred to herein as the "Severance Period"); (ii) the Sale Bonus; (iii) the Performance Bonus; and (iv) any business expenses which were properly reimbursable to the Executive pursuant to Section 4 hereof through the date of termination; and (iv) during the Severance Period, the health, medical insurance and other benefits which are provided to the Executive in Section 5(a) hereunder. In addition, if the Company terminates the Executive's employment hereunder without Cause, any stock options granted by the Company to the Executive which have not vested or are not yet exercisable shall automatically vest and become immediately exercisable by the Executive commencing on the date of termination and for a period of five (5) years following the date of termination.

                  (f) The Executive shall be entitled to terminate his employment with the Company for Good Reason (as hereinafter defined) upon notice to the Company of his intent to so terminate within thirty (30) days after he has actual knowledge of the event giving rise to the notice and the Company fails to cure the condition specified in the Executive's notice to the Company required to be provided by this Section 11(f) within thirty (30) days following such notice. If the Executive terminates his employment pursuant to this Section 11(f), such termination shall be deemed to be a termination by the Company without Cause, with the same effect and affording to the Executive the same rights and benefits as otherwise provided in this Agreement upon a termination of the Executive's employment by the Company without Cause as provided in
Section 11(e) hereof.

                  (g) For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events:

                        (i) the  Executive is not retained as both  Chairman and
            Chief Executive Officer of the Company even if the Executive is allowed to continue in the employ of the Company; or

                        (ii) the  Company  materially  reduces  the  Executive's
            duties and responsibilities hereunder; or

                        (iii) the  Executive  is removed  from his position as a
            member of the Board of Directors of the Company for any reason other than in connection with the Executive's termination for Cause; or

                        (iv) the Company  fails to perform or observe any of its
            material obligations to the Executive under this Agreement including, without limitation, by failing to provide or cause the provision of, any compensation or benefits to the Executive that it is obligated to provide hereunder; or

                        (v) the  Company  enters into any aspect of the fair and
            carnival business or any business that is related thereto.

            12.   Miscellaneous.

                  (a) Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 5:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's facsimile machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 12(a)), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

            If to the Company, to:

            11077 Biscayne Blvd.
            Suite 101
            Miami, Florida  33161
            Facsimile No.:  (305) 893-8036
            Attn.: David Levy

            with a copy to:

            Blank, Rome, LLP
            Attn: Bruce C. Rosetto, Esq.
            1200 Federal Highway
            Suite 417
            Boca Raton, Florida 33432

            If to the Executive, to:

            Mr. Michael Jay Solomon
            Solomon Entertainment Enterprises, Inc.
            9350 Wilshire  Boulevard,  Suite  212
            Beverly  Hills,  California  90212
            Facsimile No.: (310) 205-6296

            with a copy to:

            Jenkens & Gilchrist Parker Chapin LLP
            The Chrysler Building
            405 Lexington Avenue
            New York, New York 10174
            Facsimile No.:  (212) 704-6288
            Attn.:  Martin Eric Weisberg, Esq.

or to such other address as any party may specify by notice given to the other party in accordance with this Section 12(a).

                  (b) Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

                  (c) Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

                  (d) Waiver. Any waiver by a party hereto of any breach of or failure to comply with any provision or condition of this Agreement by any other party hereto shall not be construed as, or constitute, a continuing waiver of such provision or condition, or a waiver of any other breach of, or failure to comply with, any other provision or condition of this Agreement, any such waiver to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure or of any provision or condition of this Agreement shall be effective unless in a written instrument signed by the party granting the waiver and delivered to the other party hereto in the manner provided for hereunder in Section 12(a). No failure or delay by any party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof or the exercise of any other right.

            13.   Governing Law; Jurisdiction.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws that would result in the application of the laws of another jurisdiction.

                  (b) Notwithstanding anything herein to the contrary, all disputes among the parties arising out of or relating to this Agreement shall be resolved by final and binding arbitration in Los Angeles, California, conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association. Depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil juridical proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto and not subject to any judicial review whatsoever, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The parties shall cause the arbitrator to reduce its findings of fact and conclusions of law to writing. The parties shall direct the arbitrator to allocate the responsibility to pay the costs and expenses of the arbitration (including, but not limited to, attorneys' fees and expenses and the costs of the arbitrator) between the parties to the arbitration on the basis of the relative extent to which the arbitrator determines the parties have prevailed in the arbitration. In addition, each party shall be entitled to collect its costs and expenses (including, but not limited to, attorneys' fees and expenses) incurred in enforcing any arbitration award.

                  (c) Each of the parties unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of California and the federal district court for the Southern District of California with respect to any suit, action or proceeding arising out of or relating to this Agreement that cannot be resolved by arbitration hereunder or for the purpose of enforcing any arbitration award hereunder, and each of the parties hereby unconditionally and irrevocably waives any objection to venue in any such court or to assert that any such court is an inconvenient forum, and agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided in
Section 12(a) hereof. Each of the parties hereby unconditionally and irrevocably waives the right to a trial by jury in any such action, suit or other proceeding.

            14. Binding Effect, No Assignment, etc. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, estate, successors and permitted assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party, and any attempt to do so shall be void and of no force and effect, except (i) assignments and transfers by operation of law and (ii) that the Company may assign any or all of its respective rights, interests and obligations hereunder to any purchaser of a majority of the issued and outstanding capital stock of the Company or a substantial part of the assets of the Company.

            15. Third Parties. Except as expressly permitted by Section 12(f) hereof, nothing herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto, any rights, privileges or remedies under or by reason of this Agreement.

            16. Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

            17. Drafting History. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted. The parties acknowledge that this Agreement was negotiated and drafted with each party being represented by competent counsel of its choice and with each party having an equal opportunity to participate in the drafting of the provisions hereof and shall therefore be construed as if drafted jointly by the parties.

            18. Counterparts.  This Agreement may be executed in two (2) or more counterparts (including by facsimile signature, which shall constitute a legal and valid signature), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                    PYRAMID MUSIC CORP.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:



                                    --------------------------------------------
                                    Michael Jay Solomon